Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
iCurie, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of iCurie Inc. of our report dated March 7, 2006, relating to the financial statements of iCurie Inc., as of December 31, 2005 and for the years ended December 31, 2005 and 2004, which is incorporated by reference in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF Certified Public Accountants A Professional Corporation

New York, NY
June 8, 2006